Exhibit 2.5

                                YORK MEDICAL INC.

                             - WARRANT CERTIFICATE -

         For value received, York Medical Inc. (the "COMPANY") hereby grants to BioStar Inc. (the "WARRANT HOLDER") 37,500 warrants (the "BIOSTAR WARRANTS"). Subject to the terms and conditions set forth in herein (the "WARRANT AGREEMENT"), each BioStar Warrant shall entitle the holder thereof to purchase from the Company, subject to adjustment as provided herein, one fully paid and non-assessable common share (a "COMMON SHARE") of the Company. The BioStar Warrants may be exercised in accordance with and subject to the provisions hereof, in whole or in part, at any time and from time to time, ninety days following the date hereof and prior to the Time of Expiry (as defined below) at an exercise price of $9.00 per Common Share (the "SUBSCRIPTION PRICE"). The number of Common Shares which the Warrant Holder is entitled to acquire upon exercise of the BioStar Warrants (and the Subscription Price per Common Share) are subject to adjustment as hereinafter provided.

         For the purpose of this BioStar Warrant certificate "TIME OF EXPIRY" means 5:00 p.m. (Toronto time) on the date which is the fifth anniversary date of the date hereof.

1.       EXERCISE OF BIOSTAR WARRANTS

         (a) Election to Purchase. Subject to provisions hereof, the BioStar Warrants may be exercised by the Warrant Holder, in whole or in part, from time to time, and in accordance with the provisions hereof by delivery of:

         (i) an Election to Purchase, in substantially the form attached hereto as Exhibit 1, duly completed and executed; and

         (ii) a certified cheque, bank draft or cash in an amount equal to the aggregate Subscription Price to acquire the number of Common Shares specified in the Election to Purchase,

         to the Company at the principal offices of the Company at 5045 Orbitor Drive, Bldg. 11, Suite 400, Mississauga, Ontario, Canada, L4W 4Y4, or such other address in Canada as the Warrant Holder may be notified of in writing by the Company (the "COMPANY OFFICE") at any time prior to the Time of Expiry.

         In case of the purchase of less than all the Common Shares purchasable under the BioStar Warrants, the Warrant Holder shall be entitled to receive a new BioStar Warrant certificate in respect of BioStar Warrants not then exercised.

         (b) Exercise. The Company shall, on the day (being any day other than a Saturday, Sunday or statutory holiday in the City of Toronto, Ontario) (the "EXERCISE DATE") it receives:


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         (i)      a duly completed and executed Election to Purchase; and

         (ii) the aggregate Subscription Price, in the manner set out in Paragraph 1(a) hereof, for the number of Common Shares specified in the Election to Purchase,

         issue that number of Common Shares specified in the Election to Purchase as fully paid and non-assessable shares of the Company. Such duly executed Election to Purchase shall constitute the Warrant Holder's acknowledgment of and undertaking to comply to the satisfaction of the Company and its counsel, acting reasonably, with all applicable laws, rules, regulations and policies of each applicable exchange upon which the Common Shares may from time to time be listed or traded, and any other applicable regulatory authorities.

         (c) Certificates. As promptly as practicable after the Exercise Date, and in any event not later than three business days thereafter, the Company shall deliver to the Warrant Holder, registered in such name or names as the Warrant Holder may direct or, if no such direction has been given, in the name of the Warrant Holder, a certificate or certificates for the number of Common Shares corresponding to the number of Common Shares specified in the Election to Purchase and issued hereunder. To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date and, at such time, the rights of the Warrant Holder with respect to the portion of the BioStar Warrants which have been exercised as such shall cease and the person or persons in whose name or names any certificate or certificates for Common Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Common Shares represented thereby.

         (d) Fractional Shares. No fractional shares shall be issued upon exercise of the BioStar Warrants and no payment or adjustment shall be made upon any exercise on account of any cash dividends accrued on the Common Shares issued upon such exercise.

         (e) Corporate Changes. If, at any time after the Closing Date, the Company shall be a party to any reorganization, merger, amalgamation, dissolution or sale of all or substantially all of its assets, whether or not the Company is the surviving entity, (the "ADJUSTING EVENT") the BioStar Warrants shall be adjusted so as to apply to the securities to which the holder of that number of Common Shares subject to the unexercised portion of the BioStar Warrants would have been entitled by reason of such reorganization, merger, amalgamation, dissolution or sale of all or substantially all of its assets, and the Subscription Price shall be adjusted to be the amount determined by multiplying the Subscription Price in effect immediately prior to the Adjusting Event by the number of Common Shares subject to the unexercised portion of the BioStar Warrants immediately prior to the Adjusting Event and dividing the product thereof by the number of securities to which the holder of that number of Common Shares subject to the unexercised portion of the BioStar Warrants would have been entitled by reason of such Adjusting Event.



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

         (f) Subdivision or Consolidation of Common Shares

         (i) If, at any time after the Closing Date, the Company subdivides its outstanding Common Shares into a greater number of Common Shares, the Subscription Price in effect immediately prior to such subdivision shall be proportionately reduced and, conversely, if the outstanding Common Shares are consolidated into a smaller number of Common Shares, the Subscription Price in effect immediately prior to such consolidation shall be proportionately increased.

         (ii) Upon each adjustment of the Subscription Price as provided herein, the Warrant Holder shall thereafter be entitled to acquire, at the Subscription Price resulting from such adjustment, the number of Common Shares (calculated to the nearest whole Common Share) obtained by multiplying the Subscription Price in effect immediately prior to such adjustment by the number of Common Shares which may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Subscription Price resulting from such adjustment.

         (g) Change or Reclassification of Common Shares. If, at any time after the Closing Date, the Company changes or reclassifies its outstanding Common Shares into a different class of securities, the BioStar Warrants shall be adjusted as follows so as to apply to the successor class of securities:

         (i) the number of the successor class of securities which the Warrant Holder shall be entitled to acquire shall be that number of the successor class of securities which a holder of that number of Common Shares subject to the unexercised portion of the BioStar Warrants immediately prior to the change or reclassification would have been entitled to by reason of such change or reclassification; and

         (ii) the Subscription Price shall be determined by multiplying the Subscription Price in effect immediately prior to the change or reclassification by the number of Common Shares subject to the unexercised portion of the BioStar Warrants immediately prior to the change or reclassification, and dividing the product thereof by the number of shares determined in clause 2(g)(i) hereof.



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

         (h) Additional Subscriptions. If, at any time after the Closing Date, the Company shall issue rights, options or warrants (the "RIGHTS") to all of its shareholders under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares, or securities exchangeable for or convertible into Common Shares, at a price per share to the holder (or at an exchange or conversion price per share at the date of issue of the securities to the holder in the case of securities exchangeable for or convertible into Common Shares) of less than 95% of the Fair Market Value (as hereinafter defined) for the Common Shares on such record date, the Subscription Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Subscription Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Fair Market Value, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible or exchangeable securities so offered are convertible or exchangeable); any Common Shares owned by or held for the account of the Company or any associate or affiliate (as such terms are defined in the Business Corporations Act (Ontario)) of the Company shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Subscription Price shall then be re-adjusted to the Subscription Price which would then be in effect if such record date had not been fixed or to the Subscription Price which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

         (i) Carry Over of Adjustments. No adjustment of the Subscription Price shall be made if the amount of such adjustment shall be less than 1% of the Subscription Price in effect immediately prior to the event giving rise to the adjustment; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Subscription Price.



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

         (j) Notice of Adjustment. Upon any adjustment of the number of Common Shares subject to the BioStar Warrants and upon any adjustment of the Subscription Price, then and in each case the Company shall give written notice thereof to the Warrant Holder, which notice shall state the Subscription Price and the number of Common Shares or other securities subject to the unexercised portion of the BioStar Warrants resulting from such adjustment, and shall upon receipt of the written request of the Warrant Holder set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Warrant Holder, and at its expense, the Company shall obtain a statement of the Company's auditors to the effect that such firm concurs with the Company's calculation of the adjustment.

         (k) Other Notices. If, at any time after the Closing Date:

         (i) the Company shall declare any dividend upon its Common Shares payable in shares or other securities of the Company;

         (ii) the Company shall offer for subscription pro rata to the holders of its Common Shares any additional shares of any class or other rights;

         (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation, amalgamation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

         (iv)     there  shall  be  a  voluntary  or  involuntary   dissolution,
                  liquidation or winding-up of the Company,

         then, in any one or more of such cases, the Company shall give to the Warrant Holder:

         (i) at least 20 days' written notice prior to the record date for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up; and

         (ii) in the case of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, at least 20 days' prior written notice of the date when the same shall take place.



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

         Such notice in accordance with the foregoing shall also specify:

         (i) in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing; and

         (ii) the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property in connection with the reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be.

         (l) Common Shares to be Reserved. The Company will at all times keep available, and reserve if necessary, out of its authorized Common
         Shares, solely for the purpose of issue upon the exercise of the BioStar Warrants, such number of Common Shares as shall then be issuable upon the exercise of the BioStar Warrants. The Company covenants and agrees that all Common Shares which shall be so issuable will, upon issuance, be duly authorized and issued as fully paid and non-assessable. The Company will take all such actions as may be possible to ensure that all such Common Shares may be so issued without violation of any applicable requirements of any applicable exchange upon which the Common Shares of the Company may be listed or traded or in respect of which the Common Shares are qualified for unlisted trading privileges. The Company will take all such actions as are within its power to ensure that all such Common Shares may be so issued without violation of any applicable law. The issuance of certificates for Common Shares upon the exercise of the BioStar Warrants shall be made without charge to the Warrant Holder.

         (m) Listing. The Company will, at its expense and as expeditiously as possible, use its best efforts to cause all Common Shares issuable upon the exercise of the BioStar Warrants to be duly listed on all applicable exchanges on which the Company's Common Shares are then trading immediately prior to the issuance of such shares.

         (n) Fair Market Value. For the purpose of this BioStar Warrant certificate, the "Fair Market Value" at any date shall be the weighted average sale price per Common Share (or, as applicable, other securities) of the Company for any 20 consecutive trading days
         (selected by the Company) commencing not more than 25 trading days before such date on The Toronto Stock Exchange or, if the Common Shares (or, as applicable, other securities) in respect of which a determination of Fair Market Value is being made are not listed on The Toronto Stock Exchange, on any stock exchange on which the Common Shares are listed or, if the Common Shares (or, as applicable, other securities) are not listed on any stock exchange, then in any over-the-counter market or, if the Common Shares (or, as applicable, other securities) are not traded in any over-the-counter market, the Fair Market Value shall be determined by the Company's auditors, on the basis of the highest price available for the Common Shares in an open and unrestricted market between informed and prudent parties, acting at arm's length and under no compulsion to act, expressed in terms of cash, which determination shall, absent manifest error, be conclusive. The weighted average sale price shall be determined by dividing the aggregate sale price of all Common Shares sold on such exchange or market, as the case may be, during such 20 consecutive trading days by the total number of Common Shares or, as applicable, other securities so sold.



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

2.       NO TRANSFER

         The BioStar Warrants are non-assignable and non-transferable by the Warrant Holder.

3.       REPLACEMENT

         Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this BioStar Warrant certificate and, if requested by the Company, upon delivery of a bond of indemnity satisfactory to the Company (or, in the case of mutilation, upon surrender of the BioStar Warrant certificate), the Company will issue to the Warrant Holder a replacement warrant certificate (containing the same terms and conditions as this BioStar Warrant certificate).

4.       EXPIRY DATE

         The BioStar Warrants shall expire and all rights to purchase Common Shares hereunder shall cease and become null and void at the Time of Expiry.

5.       INABILITY TO DELIVER SHARES

         If for any reason, other than the failure or default of the Warrant Holder, the Company is unable to issue and deliver the Common Shares or other securities contemplated herein to the Warrant Holder upon the proper exercise by the Warrant Holder of the option to purchase any of the Common Shares covered by the BioStar Warrants, the Company shall pay, at the option of the Warrant Holder and in complete satisfaction of the Company's obligations hereunder, to the Warrant Holder, in cash, an amount equal to the difference between the Subscription Price and the Fair Market Value of such Common Shares or other securities calculated as of the Exercise Date, within 30 days of being requested to do so in writing by the Warrant Holder, in accordance with the provisions hereof.



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

6.       GOVERNING LAW

         The laws of the Province of Ontario and the federal laws of Canada applicable therein shall govern this BioStar Warrant certificate.

7.       CONFLICT

         The Warrant Holder hereby acknowledges that upon any conflict between the terms of the Agency Agreement and this BioStar Warrant certificate, the terms of this BioStar Warrant certificate shall govern.

8.       SUCCESSORS

         Subject to the terms hereof, the BioStar Warrants shall enure to the benefit of and shall be binding upon the Warrant Holder and the Company and their respective successors.

         IN WITNESS WHEREOF the Company has caused this BioStar Warrant certificate to be signed by its duly authorized officers.

         DATED this 15th day of September, 2000.

                                YORK MEDICAL INC.

                                Per: ______________________________________
                                     Authorized Signing Officer

         AGREED AND ACCEPTED this       day of  , 2000.


                                BIOSTAR INC.

                                Per: ______________________________________
                                     Authorized Signing Officer



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

                                    EXHIBIT 1

                              ELECTION TO PURCHASE

         Capitalized terms used herein have the meanings ascribed thereto in the certificate representing the warrants executed by York Medical Inc. (the "COMPANY") in favour of BioStar Inc. (the "WARRANT HOLDER") dated September 15, 2000.

         The undersigned Warrant Holder hereby irrevocably elects to exercise the BioStar Warrants granted by the Company pursuant to the BioStar Warrant certificate for the number of Common Shares (or other property or securities contemplated in the BioStar Warrant certificate) as set forth below:

         (a)      Number of shares to be acquired

         (b)      Subscription Price (per share)                $4.50

         (c)      Aggregate Subscription Price [(a)
                  multiplied by (b)]                            $

The Warrant Holder hereby tenders a certified cheque, bank draft or cash for such aggregate Subscription Price and directs such Common Shares to be registered and certificates therefor to be issued as directed below.

               DATED this        day of               ,                    .



                                        Per:______________________________
                                            Name:
                                            Title:

Direction as to Registration

Name of Registered Holder:

Address of Registered Holder:



[ ] PLEASE CHECK THIS BOX IF THE CERTIFICATES REPRESENTING THESE SECURITIES ARE TO BE DELIVERED AT THE OFFICE OF THE COMPANY, FAILING WHICH THE CERTIFICATES WILL BE MAILED TO THE ADDRESS(ES) SET FORTH ABOVE.



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